UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

8.01 Other Information

(1) The Company has agreed to terms with REI Extracts regarding an extraction and distribution joint venture. Equipment has been ordered and is being shipped to the Company’s location in Salinas, California. The operations of the joint venture will be conducted under the Company’s licenses.

The terms of the joint venture are:

1.	REI Extracts shall manage and be responsible for all costs associated to the extraction operations under the joint venture.

2.	REI Extracts shall pay for the acquisition of the equipment necessary to produce extracts for the joint venture. The Company has estimated the equipment costs to be approximately $400,000 - $500,000.

3.	REI Extracts shall pay for all source material from licensed cultivation farms.

4.	Company shall receive 20% of the net revenue from activities related to materials sourced from 3rd party licensed cultivation farms.

5.	Company shall receive 25% of the net revenue from activities related to materials sourced from the Company’s licensed cultivation activities. The Company will provide its trim and other bio-waste for extraction

6.	The Company shall receive all the funds and pay REI Extracts its portion semi-monthly.

7.	The Company will be able to produce its own extracts outside of the joint venture.

(2) Additionally, the Company has retained REI Extracts to provide consulting services related to cultivation and to provide a master grower. The new master grower has been working with the Company since January 2018. The grower will be paid based on the yield of sellable flower per bay. The incentive pay shall be paid as follows:

Harvested pounds per bay of sellable flower	Incentive Bonus
0-40	$0
40-60	$40 per pound in excess of 40 pounds
60-80	$70 per pound in excess of 40 pounds
80-100	$100 per pound in excess of 40 pounds
100+	$120 per pound in excess of 40 pounds

(3) Company’s Goals: The company’s goal (once retro fit is completed) is to produce 0.08-0.10 pounds per square foot of canopy space per harvest. The Company expects the canopy space to between 1,200 and 1,600 square feet per bay (each bay is a total of approximately 2,000 square feet). Which would be an estimated 96-160 pounds per bay per harvest.

The Company expects that its trim weight will be approximately 20-25% of the sellable flower weight. The expected yield for extraction from the trim is 10-18% of the processed weight. For example, if ten pounds of trim is processed the company would expect it would produce between 1 pound and 1.8 pounds. The Company recently sold extract for $5,000 per pound.

The Company has planted Bays 3, 4, and 5 under its new growing technique of using coco coir and increasing its plant count to 1 plant per square foot. As these bays are harvested and new bays are planted and harvested the Company would be able to provide additional projections and fine tune its operations.

The Company recently harvested Bay 1 which will used for extraction purposes on the joint venture above. Bay 2 is expected to be harvested within the next 2 weeks and the Company will decide at the time of harvest if the bay will be used solely for extraction purposes or for sellable flower and extraction purposes. Bay 2 was the last bay planted in dirt and is the last bay planted using the previous growing technique.

The information in this Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: March 2, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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